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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan, 1997 and 1999 Stock Option Plans and 1999 Directors' Stock Option Plan of eToys Inc. of our report dated May 3, 1999, with respect to the financial statements of eToys Inc. included in its Registration Statement on Form S-1 (File No. 333-72469) as amended, filed with the Securities and Exchange Commission.



                                                        Ernst & Young LLP



Los Angeles, California
May 18, 1999